As filed with the Securities and Exchange Commission on July 28, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GROUP 1 AUTOMOTIVE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	76-0506313 (I.R.S. Employer Identification No.)
800 Gessner, Suite 500
Houston, Texas 77024
(Address of Principal Executive Offices, including Zip Code)

GROUP 1 AUTOMOTIVE, INC. 2007 LONG TERM INCENTIVE PLAN
(Full title of the plan)
Darryl M. Burman
Vice President, General Counsel & Corporate Secretary
800 Gessner, Suite 500
Houston, Texas 77024
(Name and address of agent for service)
(713) 647-5700
(Telephone number, including area code, of agent for service)
Copies to:
Gillian A. Hobson
Vinson & Elkins L.L.P.
2500 First City Tower, 1001 Fannin
Houston, Texas 77002-6760
(713) 758-2222
          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Title of	Amount	Proposed maximum	Proposed maximum	Amount
securities	to be	offering price per	aggregate offering	of
to be registered	registered (1)	share (2)	price (2)	registration fee
Common Stock, par value $0.01 per share (3)	1,000,000 shares	$28.13	$28,130,000	$2,005.67

(1)	Under General Instruction E of Form S-8, this Registration Statement registers an additional 1,000,000 shares of common stock to be issued under the Group 1 Automotive, Inc. 1996 Stock Incentive Plan, which was amended and restated as the Group 1 Automotive, Inc. 2007 Long Term Incentive Plan (the “Plan”). A Registration Statement on Form S-8 (Registration No. 333-42165) was previously filed with the Securities and Exchange Commission (the “Commission”) on December 12, 1997 covering 2,200,000 shares of common stock to be issued under the Plan, a Registration Statement on Form S-8 (Registration No. 333-80399) was previously filed with the Commission on June 10, 1999 covering 1,250,000 shares of common stock to be issued under the Plan, a Registration Statement on Form S-8 (Registration No. 333-75784) was previously filed with the Commission on December 21, 2001 covering 1,500,000 shares of common stock to be issued under the Plan, a Registration Statement on Form S-8 (Registration No. 333-115961) was previously filed with the Commission on May 27, 2004 covering 1,000,000 shares of common stock to be issued under the Plan and a Registration Statement on Form S-8 (Registration No. 333-145034) was previously filed with the Commission on August 1, 2007 covering 1,000,000 shares of common stock to be issued under the Plan

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”), based upon the average of the high and low prices reported on the New York Stock Exchange on July 26, 2010 ($28.13 per share).

(3)	Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall be deemed to cover any additional shares of common stock, par value $0.01 per share, of Group 1 Automotive, Inc. that may be issued pursuant to stock splits, stock dividends or similar transactions.

REGISTRATION OF ADDITIONAL SECURITIES
          This Registration Statement registers an additional 1,000,000 of shares of common stock, par value $0.01 per share, of Group 1 Automotive, Inc. to be offered under the Plan. The contents of the previous Registration Statements on Form S-8 filed by Group 1 with the Commission on December 12, 1997 (Registration No. 333-42165), June 10, 1999 (Registration No. 333-80399), December 21, 2001 (Registration No. 333-75784), May 27, 2004 (Registration No. 333-115961) and August 1, 2007 (Registration No. 333-145034) with respect to the Plan, including each of the documents filed with the Commission and incorporated (or deemed to be incorporated) by reference therein, are incorporated by reference into this Registration Statement pursuant to General Instruction E to Form S-8 regarding registration of additional securities. In addition, all exhibits required by General Instruction E to Form S-8 are filed as exhibits hereto.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.*
Item 2. Registrant Information and Employee Plan Annual Information.*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8. Group 1 Automotive, Inc. will send or give to all participants in the Plan the document(s) containing information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Commission under the Securities Act. Group 1 Automotive, Inc. has not filed such documents with the Commission, but such documents, along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof, shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
          Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the following documents, which have been filed with the Commission by Group 1 Automotive, Inc., are hereby incorporated by reference into this Registration Statement:
•	Group 1 Automotive, Inc.’s Annual Report on Form 10-K (including information specifically incorporated by reference into Group 1 Automotive, Inc.’s Form 10-K from the definitive proxy statement on Schedule 14A prepared in connection with the Annual Meeting of Stockholders held on May 18, 2010) for the fiscal year ended December 31, 2009.

•	Group 1 Automotive, Inc.’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2010 and June 30, 2010.

•	Group 1 Automotive, Inc.’s Current Reports on Form 8-K, filed with the SEC on February 11, 2010 (Items 8.01 and 9.01), March 1, 2010 (Items 8.01 and 9.01), March 15, 2010 (Items 8.01 and 9.01), March 17, 2010 (Items 8.01 and 9.01), March 17, 2010 (Items 5.02 and 9.01), March 22, 2010 (Items 1.01, 2.03, 3.02 and 9.01), April 1, 2010 (Items 1.01, 2.03, 3.02 and 9.01), April 13, 2010 (Items 7.01, 8.01 and 9.01, except that the disclosures contained in Item 7.01 and Exhibit 99.1 of this filing are not incorporated by reference), April 30, 2010 (Items 5.02 and 9.01),

May 19, 2010 (Items 5.02, 5.07, 7.01 and 9.01, except that the disclosures contained in Item 7.01 and Exhibit 99.1 of this filing are not incorporated by reference), June 23, 2010 (Items 5.02, 8.01 and 9.01), July 2, 2010 (Items 8.01 and 9.01), July 6, 2010 (Items 8.01 and 9.01) and July 27, 2010 (Items 2.02, 8.01 and 9.01, except that the disclosure contained in Item 2.02 of this filing is not incorporated by reference).
•	The description of the Group 1 Automotive, Inc. capital stock, $0.01 par value per share, contained in Group 1 Automotive, Inc.’s Registration Statement on Form S-3 filed with the SEC on August 13, 2009 and the description contained in Group 1 Automotive, Inc.’s Registration Statement on Form 8-A/A filed on October 16, 1997 (including any amendments or reports filed for the purpose of updating such description).
          Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents subsequently filed by Group 1 Automotive, Inc. pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. For the avoidance of doubt, information furnished pursuant to Item 2.02 or 7.01 of any Current Report on Form 8-K shall not be deemed incorporated by reference herein or otherwise to form a part hereof.
Item 8. Exhibits.
5.1	Opinion of Vinson & Elkins L.L.P.

10.1	Group 1 Automotive, Inc. 2007 Long Term Incentive Plan (as amended and restated effective as of March 11, 2010) (incorporated by reference to Group 1 Automotive, Inc. Proxy Statement for the 2010 Annual Meeting of Stockholders contained in Group 1 Automotive, Inc. Schedule 14A filed on April 8, 2010).

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page to this Registration Statement).
Item 9. Undertakings.
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply because this Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in this Registration Statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 28, 2010.

GROUP 1 AUTOMOTIVE, INC.

By:	/s/ Earl J. Hesterberg

Earl J. Hesterberg
President and Chief Executive Officer
          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Earl J. Hesterberg and John C. Rickel as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on July 28, 2010.

Signature	Title

/s/ Earl J. Hesterberg Earl J. Hesterberg	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ John C. Rickel John C. Rickel	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ John L. Adams John L. Adams	Chairman of the Board of Directors

/s/ Louis E. Lataif Louis E. Lataif	Director

/s/ Stephen D. Quinn Stephen D. Quinn	Director

/s/ Beryl Raff Beryl Raff	Director

/s/ J. Terry Strange J. Terry Strange	Director

/s/ Max P. Watson, Jr. Max P. Watson, Jr.	Director

EXHIBIT INDEX
5.1	Opinion of Vinson & Elkins L.L.P.

10.1	Group 1 Automotive, Inc. 2007 Long Term Incentive Plan (as amended and restated effective as of March 11, 2010) (incorporated by reference to Group 1 Automotive, Inc. Proxy Statement for the 2010 Annual Meeting of Stockholders contained in Group 1 Automotive, Inc. Schedule 14A filed on April 8, 2010).

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page to this Registration Statement).